Exhibit 4.5

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of December 30, 2015, by and among San Pedro Bay Pipeline Company, a California corporation (the “Guaranteeing Subsidiary”), a subsidiary of Memorial Production Partners LP, a Delaware limited partnership (the “Partnership”), the Partnership, Memorial Production Finance Corporation, a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers” and individually an “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of April 17, 2013 (the “Original Indenture”), providing for the issuance of 7⅝% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Issuers and the other Guarantors party thereto have previously executed and delivered to the Trustee a first supplemental indenture, dated as of October 7, 2013 (the Original Indenture, as so supplemented, the “Indenture”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the other Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 10 thereof.

3.No Recourse Against Others.  No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

4.NEW YORK LAW TO GOVERN.  THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.Counterparts.  The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the other Guarantors and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SAN PEDRO BAY PIPELINE COMPNAY

By:	/s/ Robert L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Chief Financial Officer

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC,
Its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Vice President and Chief Financial Officer

MEMORIAL PRODUCTION FINANCE
CORPORATION

By:	/s/ Robert L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Vice President, Finance

MEMORIAL PRODUCTION OPERATING LLC

	By:	Memorial Production Partners LP,
its sole member
	By:	Memorial Production Partners GP LLC,
Its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

MEMORIAL ENERGY SERVICES LLC

	By:	Memorial Production Operating LLC,
its sole member
	By:	Memorial Production Partners LP,
its sole member
	By:	Memorial Production Partners GP LLC,
Its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Vice President and Chief Financial Officer

MEMORIAL MIDSTREAM LLC

	By:	Memorial Production Operating LLC,
its sole member
	By:	Memorial Production Partners LP,
its sole member
	By:	Memorial Production Partners GP LLC,
Its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Vice President and Chief Financial Officer

PROSPECT ENERGY, LLC

	By:	Memorial Production Operating LLC,
its sole member
	By:	Memorial Production Partners LP,
its sole member
	By:	Memorial Production Partners GP LLC,
Its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

COLUMBUS ENERGY, LLC
RISE ENERGY OPERATING, LLC
WHT ENERGY PARTNERS LLC

	By:	Memorial Production Operating LLC,
its sole member
	By:	Memorial Production Partners LP,
its sole member
	By:	Memorial Production Partners GP LLC,
Its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Vice President and Chief Financial Officer

RISE ENERGY MINERALS, LLC
RISE ENERGY BETA, LLC

	By:	Rise Energy Operating, LLC,
its sole member
	By:	Memorial Production Operating LLC,
its sole member
	By:	Memorial Production Partners LP,
its sole member
	By:	Memorial Production Partners GP LLC,
Its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

WHT CARTHAGE LLC

	By:	WHT Energy Partners LLC,
its sole member
	By:	Memorial Production Operating LLC,
its sole member
	By:	Memorial Production Partners LP,
its sole member
	By:	Memorial Production Partners GP LLC,
Its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:	/s/ Steven Finklea
Authorized Signatory

[Signature Page to Supplemental Indenture]